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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-A                        EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


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                                               Collection Period:                           01-Oct-98            31-Oct-98
                                               Distribution Date:                           16-Nov-98

                                                                                                          Per $1,000 of
                                                                                                             Original
Statement for Class A and Class B Certificateholders Pursuant                                            Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                 Certificate Amount
                                                                                                        ------------------

(i)     Principal Distribution
           Class A Certificate Amount                                                  $ 5,815,198.51         $14.91052390
           Class B Certificate Amount                                                  $   274,014.59         $14.90992437

(ii)    Interest Distribution
           Class A Certificate Amount                                                  $   390,336.43         $ 1.00084643
           Class B Certificate Amount                                                  $    18,841.71         $ 1.02523180

(iii)   Servicing Fee                                                                  $    65,924.69         $ 0.16142806

(iv)    Class A Certificate Balance (after principal distributions)                    $69,733,787.43
        Class A Pool Factor (after principal distributions)                                 0.1788017
        Class B Certificate Balance (after principal distributions)                    $ 3,286,624.25
        Class B Pool Factor (after principal distributions)                                 0.1788347

(v)     Total Pool Balance (end of Collection Period)                                  $73,020,411.60


                                                                                     Current Period         Cumulative
                                                                                   -------------------  -------------------

(vi)    Defaulted Receivables                                                          $   247,367.74      $ 12,951,246.56
        Liquidation Proceeds                                                               167,385.23         6,666,485.96
                                                                                       ==============      ===============
        Aggregate Net Losses                                                           $    79,982.51      $  6,284,760.60
                                                                                       ==============      ===============

(vii)   Aggregate Principal Balance of Receivables
          Repurchased by Seller or Servicer:
           Principal Portion                                                           $           --
           Interest Portion                                                            $           --

(viii)  Class A Interest Carryover Shortfall                                           $           --
        Class B Interest Carryover Shortfall                                           $           --
        Class A Principal Carryover Shortfall                                          $           --
        Class B Principal Carryover Shortfall                                          $           --

(ix)    Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                   $ 6,125,764.72

(x)     Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                              $ 6,125,764.72
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